SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                              December 31, 2003
                              -----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                            Reflect Scientific, Inc.
                            ------------------------
            (Exact Name of Registrant as Specified in its Charter)

       Utah                    000-31377                   87-0642556
       ----                    ---------                   ----------
   (State or other          (Commission File No.)      (IRS Employer I.D. No.)
    Jurisdiction)

                           970 Terra Bella Avenue
                       Mountain View, California 94043
                       -------------------------------
                   (Address of Principal Executive Offices)

                                (650) 960-0300
                                --------------
                         Registrant's Telephone Number

                                  Cole, Inc.
                            1223 Wilshire Blvd., #912
                         Santa Monica, California 90403
                         ------------------------------
         (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.
          ---------------------------------

     (a) Effective as of December 31, 2003, the Registrant ("Cole, Inc."), Reflect Scientific, Inc., a California corporation ("Reflect"), and all of the stockholders of Reflect (the "Reflect Stockholders"), executed an Agreement and Plan of Reorganization (the "Agreement"), whereby the Registrant agreed to acquire 100% of the outstanding shares of common stock of Reflect in exchange for an aggregate of 22,914,949 shares of common stock of the Registrant. The combination of these entities was treated as a "reverse" reorganization for accounting purposes, and Reflect became a wholly-owned subsidiary of the Registrant on closing.

     By virtue of (i) the percentage of the Registrant acquired under the Agreement by the Reflect Stockholders; and (ii) the provisions of the Agreement that provided for the election of the current sole director and executive officers of Reflect to the Board of Directors and as officers of the Registrant, this Agreement may be deemed to have involved a "change of control."

     The source of the consideration used by the Reflect Stockholders to acquire their respective interests in the Registrant was the exchange of outstanding securities of Reflect.

     The primary basis of the "control" by the Reflect Stockholders is stock ownership and/or management positions.

     The principal terms of the Agreement were:

     1. The issuance, pro rata, of an aggregate of 22,914,949 shares of common stock ("restricted securities") of the Registrant for 100% of the outstanding shares of Reflect;

     2. Following the closing of the Agreement, the Registrant amended its Articles of Incorporation to change its name to "Reflect Scientific, Inc.," without stockholder approval, as allowed under Article XI of its Articles of Incorporation; has obtained a new Cusip Number; and will be obtaining a new OTC Bulletin Board Symbol for such name. The Articles of Amendment authorizing a name change without further stockholder approval were filed with the Utah Department of Commerce on September 8, 2003, and the Articles of Amendment changing the name of the Registrant were filed with the Utah Department of Commerce on January 12, 2004. Copies of these documents accompany this Current Report and are, by this reference, incorporated herein. See Item 7, Exhibits 3.1 and 3.2.;

     3. SCS, Inc., a Utah corporation ("SCS"), and its President and sole stockholder, Karl S. Smith, and all of the current directors and executive officers of the Registrant, delivered at the closing, their Letter Agreement in satisfactory form to the Registrant and Reflect in consideration of such closing to the effect that any Registrant securities owned or hereafter acquired by either of them for a period of one year from the closing shall be subject to resale in compliance with "broker's transactions" and "manner of sale" requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission, together with any other requirements necessary to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the general rules and regulations promulgated thereunder by the Securities and Exchange Commission, with the stock certificates representing any such shares to be imprinted with an appropriate notation reflecting these resale conditions. The Registrant believes these notations, together with instructions to its transfer and registrar agent, will allow it to reasonably monitor and ensure compliance with these resale restrictions.

     4. The designation of the sole director and executive officers of Reflect to the Board of Directors of the Registrant and as officers of the Registrant.

     Prior to the completion of the Agreement, there were 1,085,051 outstanding shares of the Registrant's common stock. Following the completion of the Agreement, there were 24,000,000 outstanding shares of common stock.

     A copy of the Agreement, including all material exhibits and related instruments, accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7, Exhibit 2.1.

     (b)(i) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock prior to the closing of the Agreement, and the share holdings of the then members of management:

Name                      Positions Held      Shares Owned          %
----                      --------------      ------------         ---

James P. Doolin           President and            26,250           2.40%
                          Director

Shane E. Thueson          Vice President            5,000            .04%
                          and Director

Luke Bradley              Secretary and             5,000            .04%
                          Director

Leonard W. Burningham     Shareholder             213,551          19.7%

Sharlene T. Doolin        Shareholder             200,000          18.4%

Duane S. Jenson           Shareholder             200,000          18.4%

Quad D. Partnership*      Shareholder             333,500          30.7%


TOTALS:                                           983,301          89.7%

     * Sharlene T. Doolin may be deemed to be the beneficial owner of Quad D Partnership's shares as she is the general partner of Quad D Partnership; and the mother of James P. Doolin.

     (b)(ii) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the Agreement, and the share holdings of the new members of management:

Name                      Positions Held       Shares Owned         %
----                      --------------       -------------       --

Kim Boyce                 President and        18,723,250          78.0%
                          Sole Director

Pamela Boyce              Secretary                -0-              0.0%

Diversified Investments   Shareholder           1,681,500           7.0%
LLC

SCS, Inc.                 Shareholder           2,310,199           9.6%

       TOTALS:                                 22,714,949          94.6%

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     (a)  See Item 1.

     The consideration exchanged under the Agreement was negotiated at "arms length," and the Board of Directors of the Registrant used the following criteria in evaluating whether the Agreement should be completed: the relative value of the assets of the Registrant in comparison to those of Reflect; Reflect's present and past business operations; the future potential of Reflect; its management; and the potential benefit to the stockholders of the Registrant. The Board of Directors determined that the consideration for the exchange was reasonable, under these circumstances, in their good faith judgment.

     No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in Reflect or the Reflect Stockholders prior to the completion of the Agreement; similarly, no nominee to become a director or any Reflect Stockholder or any beneficial owner of any Reflect Stockholder had any interest in the Registrant prior to the closing of the Agreement.

     (b) The Registrant is a successor to and intends to continue the planned business operations intended to be conducted by Reflect.

     The following is a summary of certain general information about Reflect:

                            REFLECT SCIENTIFIC, INC.
                            ------------------------

Business
--------

     Reflect is a privately held California corporation engaged in the manufacture and distribution of unique laboratory consumables" and "disposables" such as filtration and purification products, customized sample handling vials, electronic wiring assemblies, high temperature silicone, graphite and Vespel/graphite sealing components for use by Original Equipment Manufacturers (OEM) in the chemical analysis industries primarily in the field of gas/liquid chromatography. Mr. Kim Boyce, founded the Company in Mountain View, California, in 1993 to provide the aforementioned products to customer specification and in specialized packaging direct to high volume OEM clients. The focus by Mr. Boyce on dedicated customer service and technical support has driven an unbroken increase in sales since incorporation.

     Chromatography, which is a laboratory technique for separating a mixture of compounds into its individual components, is the most prevalent chemical analysis technique in the world. Many of the products from Reflect Scientific are related directly to this analytical technique. The Company holds an excellent niche share of an immense global market and has maintained a positive growth profile since inception.

     Reflect boasts a product line of over 1,000 items that includes gas ultra purification filters, molecular sieves and various scientific items necessary to most chemistry laboratories in the world. Several first tier corporations in the global market place, are the primary buyers of Reflect's filters, which Reflect manufactures internally and delivers to its OEM customer base. It is this customer-focused system, incorporating tailor-made products to the customer's specification, that has developed a solid customer base. Reflect's established access to so many local leading companies that utilize Reflect's existing products present Reflect with a unique opportunity for growth.

     Reflect's existing manufacturing locations in Union City, California and Ogden, Utah, produce the glass vial caps, silicone liners, laser filtration products, gas chromatography filtration products, high pressure liquid chromatography products various ferrules and high temperature septa products.

     The OEM Strategy, as instigated by Reflect, to manufacture products as defined by the buyer and to nameplate these products with the name of the buyer, as if Reflect were an in-house R&D company manufacturing specifically for a parent, has proved to be imminently successful in creating a niche market. By producing precisely what OEM's required in such critical areas as gas purifiers, Reflect was not under pressure to create its own catalogue, nor does it now compete against any other producer of similar "consumables" directly, since its work is within the scientific confines of the buyer company and often carries the nameplate of the buyer. It was and remains the belief of Mr. Boyce as CEO that this unique sales direct to the scientific markets for semiconductor fabrication, bio-technology and chemical analysis will yield an ever increasing income stream if developed carefully over the next ten to twenty years.

     Chromatography, Generally
     -------------------------

     Chromatography is a widely used method to separate, detect and quantify organic chemicals. The procedure relies upon capillary action as the separating mechanism. There are several types of chromatography, including liquid and gaseous applications. Reflect is active in all of the sub-markets of chromatography.

     Gas Chromatography
     ------------------

     Gas Chromatography is a method for separating the components of a solution and measuring their relative quantities. It is a useful technique for chemicals that do not decompose at high temperatures and when a very small quantity of a sample (micrograms) is available.

     In gas chromatography, a sample is rapidly heated and vaporized at the injection port of the instrument. The sample is transported through the column by a mobile phase consisting of an inert gas. Sample components are separated based on their boiling points and relative affinity for the stationary phase, which is most often viscous liquid within the column. The higher a components affinity for the stationary phase, the slower it traverses the length of the separation column. The components are detected and represented as peaks on a chromatogram. Gas chromatographs are routinely found in all petrochemical, pharmaceutical and environmental laboratories, to name just a few (generally all wet chemistry laboratories will have a chromatograph instrument).

     Research and Development
     ------------------------

     In 2002, Reflect expended $0 for research and development. From January 1, 2003, to September 30, 2003, Reflect expended $11,707 for research and development.

     Facilities
     ----------

     Ogden, Utah - This facility is a manufacturing and office facility with 2,552 square feet of space; Reflect rents this facility on a month to month basis at $1,688 per month.

     Union City, California - This facility is also a manufacturing and office facility with 3,936 square feet of space; Reflect leases this facility at $2,947 per month with the lease term expiring June 31, 2004.

     Mountain View, California - This facility is office space only with 1,870 square feet of space; Reflect leases this facility at $1,717 per month with the lease term expiring June 31, 2005.

     Employees
     ---------

     Reflect employs eight full time employees and two part time employees.

     Growth Plan
     -----------

     Outlined below are the key elements of Reflect's current plans to (i) expand its existing business and (ii) create and position a transformed business in the Biotech, and other high growth industries.

          Expand into Biotech Analytical/Instrumentation and Medical Diagnostics Equipment
          ---------------------

     Reflect has an established position as a supplier of analytical equipment to scientific communities across a broad range of industries, which already includes the biotech sector.

     Biotech companies rely heavily on their ability to collect and rapidly analyze high volumes of samples and to develop key tests for genes and proteins. In many cases equipment that is presently available from suppliers is inadequate. This has created a need for custom manufacturing of analytical and diagnostic tools to support efforts in the Genome, Proteome and Genetic Engineering fields. These fields are becoming well established and many pharmaceutical companies are securing positions with key biotech companies as the outlook for protein based "personalized" drug therapies grows closer. Several potential acquisitions of small companies (engaged in the fabrication of related analytical equipment) have been identified that would allow RSI to build a stronger presence in the Biotech Markets.

          Biotech Technology Acquisitions/Licensing
          -----------------------------------------

     Once established in this field as a service provider, RSI can develop alliances and identify additional areas of opportunity. Several consultants have been contacted and identified as individuals who could provide RSI with excellent insight. This, coupled with RSI's own presence, should provide a firm basis upon which a technology portfolio can be built. There has been a wealth of intellectual property developed in the Biotech area by universities, government institutions, etc., all of which is available for licensing. Individual pieces of technology, while not enabling on their own, can in aggregate create a technology platform that will provide the proper foundation to transform RSI into a leading edge company with high market value added. The above route is preferred against trying to acquire an existing Biotech company, which (even if available) would come at extremely high multiples. RSI's goal is to create intrinsic value. Hiring expertise to build this core competency, although a critical issue, is not anticipated to be difficult. Universities are graduating numerous students trained in "molecular biology" and experienced individuals are usually keen to "participate" in a new business opportunity.

          Laboratory Automation/Leveraging Skills in Robotics
          ---------------------------------------------------

     Biotech and Pharmaceutical companies have a pressing need for higher productivity research. The pharmaceutical industry has a drug problem - they can't find enough new ones. Traditional methods of drug discovery are becoming ineffective, cost too much and produce too little (Rod McKenzie, VP Pfizer R&D). Re-tooling is needed to enable companies to screen thousands of potential drug molecules per day. Other industries are also in need of improved ways of zeroing in on high growth products and technologies; i.e., chemical, aerospace, transportation, telecommunication and information technology sectors. Personalized medicines are expected to prevail and in order for pharmaceutical companies to be successful in the future they must have the ability to understand the genome and the proteome and pick the right targets by understanding molecular medicine. The above issues have resulted in a key requirement for "high throughput screening" - faster ways in which to conduct experimentation, gather, analyze and manage data. Biotech companies and other industry sectors conducting new product research will find it difficult to compete without improvements in productivity. Robotics are necessary tools to support future research.

Management
----------

Kim Boyce
President & CEO, Chairman of the Board of Directors

Mr. Boyce is the founder of Reflect Scientific and serves as President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Mr. Boyce has thirty-one years of experience in manufacturing; sales, distribution and management of scientific products related companies in the chemical analysis, semiconductor fabrication and optics industries. His responsibilities have included serving as a Western Regional Sales Manager, OEM Special Accounts Manager, Plant Operations Manager and various other senior management positions within California's renowned Silicon Valley. In addition to his noteworthy experience in high growth companies, Mr. Boyce brings unparalleled leadership skills and profound understanding of startup entity management. Mr. Boyce attended West Valley College in Santa Clara, California and DeAnza College in San Jose, California.

John Hammerman
Senior Vice President
Business Development & Marketing

Mr. Hammerman serves as Senior Vice President, Business Development & Marketing. Prior to joining the Company, Mr. Hammerman was employed for twenty-six years by UOP, parent to the Mat/Sen Division. His most recent position was as General Manager, UOP Specialty Products that included responsibility for the UOP Mat/Sen Analytical and Semiconductor Division. During his tenure he also held the positions of Director- Petrochemical Products; Manager- International Market development and Manager-Commercial Development Group. Recent accomplishments include the formation and start up of a new joint venture company that provides custom separations and catalysis services to the Pharma/Biotech Industry. Mr. Hammerman brings extensive experience in strategic alliance and joint venture partnering with an emphasis on the European and Asia - Pacific theaters. Mr. Hammerman's exceptional combination of scientific skill and international corporate development acumen will drive the Company's global marketing initiative.

Mr. Hammerman received his BSc degree in Chemical Engineering (Valedictorian) from the University of Wales, United Kingdom. He is the holder of five U.S. patents.

     Directors and Executive Officers
     --------------------------------

     The following members of the Board of Directors will serve until the next annual meeting of stockholders or until their successors have been elected and qualified. The officers serve at the pleasure of the Board of Directors.

Name                         Position                  Held Positions Since
----                         --------                  --------------------

Kim Boyce           Sole Director and President             12/31/03

Pamela Boyce        Secretary                               12/31/03


Item 3.   Bankruptcy or Receivership.
          ---------------------------

     None, not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ----------------------------------------------

     On January 13, 2004, upon approval of the Registrant's sole director, we appointed HJ Associates & Consultants LLP as the Registrant's independent auditors and dismissed Mantyla, McReynolds. The report of Mantyla, McReynolds on the financial statements as of and for the fiscal year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles except that Mantyla, McReynolds issued an explanatory paragraph in its fiscal 2002 and 2001 reports as to the Registrant's ability to continue as a going concern. During the years ended December 31, 2002 and 2001 and through the date of this Current Report on Form 8-K, there were no disagreements with Mantyla, McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Mantyla McReynolds' satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

     The Registrant did not consult HJ Associates & Consultants with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-B.

     The Registrant has provided a copy of this disclosure to Mantyla, McReynolds in compliance with the provisions of Item 304 (a) (3) of Regulation S-B. See Exhibit 16.1 Letter from Mantyla, McReynolds to the Securities and Exchange Commission dated January 14, 2004.

Item 5.   Other Events and Regulation FD Disclosure.
          ------------------------------------------

     See the Press Release filed with the Securities and Exchange Commission on Form 8-K Current Report on December 31, 2003.

Item 6.   Resignations of Registrant's Directors.
          ---------------------------------------

     Pursuant to the Agreement, the current directors and executive officers of Reflect were designated to serve on the Board of Directors of the Registrant and as executive officers of the Registrant until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignation or termination. Effective on December 31, 2003, Kim Boyce will serve as sole director and President; and Pamela Boyce will serve as Secretary. The directors and executive officers of the Registrant resigned on closing of the Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

          For the years ended December 31, 2002 and 2001:


                     REFLECT SCIENTIFIC, INC.

                       FINANCIAL STATEMENTS

                        December 31, 2002

                         C O N T E N T S


Independent Auditors' Report . . . . . . . . . . . . . . . . .  3

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . .  4

Statements of Operations . . . . . . . . . . . . . . . . . . .  6

Statements of Shareholder's Equity . . . . . . . . . . . . . .  7

Statements of Cash Flows . . . . . . . . . . . . . . . . . . .  8

Notes to the Financial Statements. . . . . . . . . . . . . . .  9

                   INDEPENDENT AUDITORS' REPORT




To the Shareholder of
Reflect Scientific, Inc.
Mountain View, California

We have audited the accompanying balance sheet of Reflect Scientific, Inc., as of December 31, 2002, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 2002, and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reflect Scientific, Inc., as of December 31, 2002, and the results of operations and cash flows for the years ended December 31, 2002, and 2001, in conformity with accounting principles generally accepted in the United States of America.




HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 15, 2003

  REFLECT SCIENTIFIC, INC.
                            Balance Sheet


                               ASSETS

                                                                 December 31,
                                                                     2002
  CURRENT ASSETS

   Cash                                                          $   115,644
   Accounts receivable (Note 2)                                      172,900
   Inventory, net (Note 4)                                           245,921
   Prepaid assets                                                      6,924
                                                                 -----------
    Total Current Assets                                             541,389
                                                                 -----------
  FIXED ASSETS, NET (Note 3)                                          24,291
                                                                 -----------
  OTHER ASSETS

   Deposits                                                            5,350
   Capitalized loan costs (Note 2)                                     6,825
                                                                 -----------
    Total Other Assets                                                12,175
                                                                 -----------
    TOTAL ASSETS                                                 $   577,855
                                                                 ===========

  The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                      Balance Sheet (Continued)


                LIABILITIES AND SHAREHOLDER'S EQUITY

                                                                 December 31,
                                                                     2002
  CURRENT LIABILITIES

   Accounts payable                                               $  123,704
   Accrued expenses                                                   11,924
   Short term lines of credit (Note 5)                               103,049
                                                                  ----------
    Total Current Liabilities                                        238,677
                                                                  ----------
  NON-CURRENT LIABILITIES

   Long term line of credit (Note 5)                                 167,541
                                                                  ----------
    Total Non-Current Liabilities                                    167,541
                                                                  ----------
    Total Liabilities                                                406,218
                                                                  ----------
  COMMITMENTS AND CONTINGENCIES

  SHAREHOLDER'S EQUITY

   Common stock, $1.00 par value, authorized 1,000,000
    shares; 10,000 shares issued and outstanding                      10,000
   Retained earnings                                                 161,637
                                                                  ----------
    Total Shareholder's Equity                                       171,637
                                                                  ----------
    TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                    $  577,855
                                                                  ==========

  The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                      Statements of Operations

                                                     For the Years Ended
                                                          December 31,
                                                     2002            2001
  REVENUES                                        $1,810,528     $1,951,948

  COST OF GOODS SOLD                               1,078,721      1,269,427
                                                  ----------     ----------
  GROSS PROFIT                                       731,807        682,521
                                                  ----------     ----------
  OPERATING EXPENSES

   Salaries and wages                                288,405        209,354
   Payroll taxes                                      23,801         15,214
   Rent expense                                       74,718         71,971
   General and administrative                        182,154        204,900
                                                  ----------     ----------
    Total Operating Expenses                         569,078        501,439
                                                  ----------     ----------
  OPERATING INCOME                                   162,729        181,082
                                                  ----------     ----------
  OTHER EXPENSES

   Interest expense                                  (21,711)       (33,143)
                                                  ----------     ----------
    Total Other Expenses                             (21,711)       (33,143)
                                                  ----------     ----------
  NET INCOME                                      $  141,018     $  147,939
                                                  ==========     ==========

  The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                 Statements of Shareholder's Equity


                                           Common Stock          Retained
                                        Shares       Amount       Earnings
  Balance, December 31, 2000               10,000   $  10,000    $   15,025

  Distributions to sole shareholder             -           -       (79,345)

  Net income for the year ended
  December 31, 2001                             -           -       147,939
                                        ---------   ---------    ----------
  Balances, December 31, 2001              10,000      10,000        83,619

  Distributions to sole shareholder             -           -       (63,000)

  Net income for the year ended
    December 31, 2002                           -           -       141,018

                                       ----------   ---------    ----------
  Balances, December 31, 2002              10,000   $  10,000    $  161,637
                                       ==========   =========    ==========

  The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                      Statements of Cash Flows

                                                      For the Years Ended
                                                          December 31,
                                                      2002            2001
  CASH FLOWS FROM OPERATING ACTIVITIES

    Net income                                       $ 141,018    $  147,939
    Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation                                         753           628
      Amortization of capitalized loan costs             2,358           633
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable        48,355      (110,310)
      (Increase) decrease in prepaid expenses           (6,124)        1,126
      (Increase) decrease in net inventory             (66,014)       71,810
      Decrease in deposits                               1,884           168
      (Decrease) in accounts payable and accrued
      liabilities                                      (48,104)       (5,977)
                                                      --------    ----------
         Net Cash Provided by Operating Activities      74,126       106,017
                                                      --------    ----------
  CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of fixed assets                            (5,283)            -
                                                      --------    ----------
         Net Cash Used by Investing Activities          (5,283)            -
                                                      --------    ----------
  CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds from short term lines of credit                25             -
    Payments on short term lines of credit              (6,883)      (58,076)
    Payments on notes payable                          (47,054)      (19,661)
    Capitalized loan costs                              (7,000)            -
    Proceeds from long term line of credit             108,664        58,877
    Distributions to shareholder                       (63,000)      (79,345)
                                                      --------    ----------
         Net Cash Used by Financing Activities         (15,248)      (98,205)
                                                      --------    ----------
  NET INCREASE IN CASH                                  53,595         7,812

  CASH AT BEGINNING OF YEAR                             62,049        54,237
                                                      --------    ----------
  CASH AT END OF YEAR                                 $115,644    $   62,049
                                                      ========    ==========
  NON-CASH INVESTING AND FINANCING ACTIVITIES:

    Cash Paid For:

    Interest                                          $ 18,502    $   33,143
    Income taxes                                      $      -    $        -

  The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The financial statements presented are those of Reflect Scientific, Inc., a California Corporation ("the Company"). The Company was incorporated on June 14, 1993, under the laws of California to engage in the manufacture of vial test kits for use in scientific studies.

The Company was formed as a Subchapter S corporation. Accordingly, it is taxed as a partnership. All income and expenses are passed through to the Company's sole shareholder, who is taxed at the individual level based upon his pro rata shares of the Company's net earnings.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b.  Revenue Recognition

The Company recognizes revenues as required by Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements". Revenue is only recognized on product sales once the product has been shipped to the customers (FOB Origin), and all other obligations have been met.

c.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Accounts Receivable

The Company writes off trade receivables when deemed uncollectable. No trade receivables were deemed to be uncollectable during the years ended December 31, 2002, and 2001.

e. Inventory

Inventories are stated at the lower of cost or market value based upon the First-In First-Out (FIFO) inventory method. The Company's inventory primarily consists of parts for scientific vial kits.

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f. Capitalized Loan Costs

Capitalized loan costs are related to the origination and maintenance of a note payable that has been fully extinguished as of December 31, 2002, and a new line of credit established in 2001. These capitalized costs are being amortized on a straight line basis over the term of the related debt. Amortization expense related to these costs was $2,358 and $633 in 2002, and 2001, respectively.

g. Advertising Expense

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company recognized $5,542 and -0- of advertising expense during the years ended December 31, 2002, and 2001, respectively.

h. Newly Issued Accounting Pronouncements

SFAS No. 145 -- On April 30, 2002, the FASB issued FASB Statement No. 145 (SFAS 145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB Statement No. 4 (SFAS 4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64), "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS
64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The Company does not expect that the adoption of SFAS 145 will have a material effect on its financial performance or results of operations.

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Newly Issued Accounting Pronouncements (continued)

SFAS No. 146 -- In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The Company does not expect that the adoption of SFAS 146 will have a material effect on its financial performance or results of operations.

SFAS No. 147 -- In October 2002, the FASB issued Statement No. 147
"Acquisitions of Certain Financial Institutions   an amendment of FASB
Statements No. 72 and 144 and FASB Interpretation No. 9" (SFAS 147). SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The Company does not expect that the adoption of SFAS 147 will have a material effect on its consolidated financial statements.

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h. Newly Issued Accounting Pronouncements (Continued)

SFAS No. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure"(SFAS 148"). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.

SFAS No. 149   In April 2003, the FASB issued Statement of Financial
Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", to provide clarification on the meaning of an underlying, the characteristics of a derivative that contains financing components and the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors. This statement will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The statement will be applicable to existing contracts and new contracts relate to forward purchases or sales of when-issued securities or other securities that do not yet exist. The Company does not expect that the adoption of SFAS 149 will have a material effect on the Company's consolidated financial statements.

SFAS No. 150   In May 2003, the FASB issued  Statement  of  Financial
Accounting Standards No 159 ("SFAS 150"), Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement will be effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principal for financial instruments created before the issuance date of the statement and existing at the beginning of the interim period of adoption. The Company does not expect that the adoption of SFAS 150 will have material effect on the Company's consolidated financial statements.

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


NOTE 3 -  FIXED ASSETS

Fixed assets are stated at cost. Expenditure for minor repairs, maintenance, and replacement parts which do not increase the useful lives of the assets are charged to expense as incurred. All major additions and improvements are capitalized. Depreciation is computed using the straight-line method. The lives over which the fixed assets are depreciated range from 5 to 7 years. Fixed assets and related depreciation for the period are as follows:

                                                               December 31,
                                                                    2002

         Machinery and equipment                                $    2,592
         Furniture and fixtures                                     25,215
         Computer and office equipment                              57,064
         Leasehold improvements                                     23,671
         Accumulated depreciation                                  (84,251)
                                                                ----------
             Total Fixed Assets                                 $   24,291
                                                                ==========

Depreciation expense for the years ended December 31, 2002, and 2001, was $753 and $628, respectively.


NOTE 4 -  INVENTORIES

Inventory consisted of the following at December 31, 2002:

                                                                December 31,
                                                                    2002

         Raw materials                                          $  148,750
         Work in process                                             6,775
         Finished goods                                            102,949
         Allowance                                                 (12,553)
                                                                ----------
             Total Fixed Assets                                 $  245,921
                                                                ==========

  NOTE 5 - NOTES PAYABLE AND LINES OF CREDIT

Short term lines of credit consisted of the following at December 31, 2002:

  Line of Credit with a maximum amount of $30,000,
  interest at a variable rate tied to prime (currently 12.7%), interest-only payments due monthly, guaranteed by
  sole shareholder                                                  $22,002

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


NOTE 5 -  NOTES PAYABLE AND LINES OF CREDIT (Continued)

  Line of Credit with a maximum amount of $25,000,
  interest at a variable rate tied to prime (currently 11.375%), interest-only payments due monthly, guaranteed by
  sole shareholder                                                   25,000

  Line of Credit with a maximum amount of $35,000,
  interest at a variable rate tied to prime (currently 12.25%), interest-only payments due monthly, guaranteed by
  sole shareholder                                                   22,971

  Line of Credit with a maximum amount of $40,000,
  interest at 6.0%, interest-only payments due monthly,
  guaranteed by sole shareholder                                     33,076
                                                                   --------
            Total Short Term Lines of Credit                       $103,049
                                                                   ========

The lines of credit detailed above were all consolidated into a single line of credit during the year ended December 31, 2003. Accordingly, all have been classified as short term liabilities.

Long term lines of credit consisted of the following at December 31, 2002:

  Line of Credit with a maximum amount of $400,000,
  interest at a variable rate tied to prime (currently 4.25%), interest-only payments due monthly until maturity at
  September 9, 2011, guaranteed by sole shareholder   $             167,541

The future maturities of all of the lines of credit are presented below:

                      Year Ending
                    December 31,                                    Amount

                        2003                                     $  103,049
                        2004                                              -
                        2005                                              -
                        2006                                              -
                        2007                                              -
                     Thereafter                                     167,541
                                                                 ----------
                        Total                                       270,590

During the year ended December 31, 2002, the Company extinguished a note payable, totaling $47,054, that had been outstanding since 1998. Upon the extinguishments of the debt, the capitalized loan costs associated the note were fully amortized to interest expense.

                      REFLECT SCIENTIFIC, INC.
                  Notes to the Financial Statements
                     December 31, 2002 and 2001


  NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Lease Obligations

The Company leases its office and warehouse space under non-cancelable lease agreements accounted for as operating leases. The Company also leases several automobiles under similar non-cancelable lease agreements, which are also accounted for as operating leases.

Minimum rental payments under the non-cancelable operating leases are as follows:

            Years ending
            December 31,                                             Amount

                   2003                                          $  66,931
                   2004                                             45,903
                   2005                                             12,019
                   2006                                                  -
                   2007                                                  -
                                                                 ---------
            Total                                                $ 124,853
                                                                 =========

Rent expense was $74,718 and $73,547 for the years ended December 31, 2002, and 2001, respectively.

Automobile lease expense was $12,953 and $19,293 for the years ended December 31, 2002, and 2001, respectively.


NOTE 7 - CONCENTRATIONS OF RISK

Cash in Excess of Federally Insured Amount

The Company currently maintains a cash balance at a single financial institution in excess of the federally insured maximum of $100,000.

Revenues and Accounts Receivable

The Company has three significant customers that account for $1,525,421 and $1,649,884, or 84% and 85%, of sales for the years ended December 31, 2002, and 2001, respectively. These same three customers also account for $141,984 and $189,133, or 82% and 86%, of the total accounts receivable balance at December 31, 2002, and 2001, respectively.

          For the periods ended September 30, 2003 and December 31, 2002:

                    REFLECT SCIENTIFIC, INC.

                       FINANCIAL STATEMENTS

             September 30, 2003 and December 31, 2002

                    REFLECT SCIENTIFIC, INC.
                          Balance Sheets


                              ASSETS


                                             September 30,  December 31,
                                                 2003          2002
                                             (Unaudited)
CURRENT ASSETS

 Cash                                        $   131,140    $  115,644
Accounts receivable                              266,867       172,900
 Inventory, net                                  239,933       245,921
 Prepaid expenses                                    800         6,924
                                             -----------    ----------
 Total Current Assets                            638,740       541,389
                                             -----------    ----------
FIXED ASSETS (NET)                                22,965        24,291
                                             -----------    ----------
OTHER ASSETS

 Deposits                                          5,350         5,350
 Capitalized loan costs                            6,195         6,825
                                             -----------    ----------
 Total Other Assets                               11,545        12,175
                                             -----------    ----------
  TOTAL ASSETS                               $   673,250    $  577,855
                                             ===========    ==========

The accompanying notes are an integral part of these financial statements.

                    REFLECT SCIENTIFIC, INC.
                    Balance Sheets (Continued)


               LIABILITIES AND SHAREHOLDER'S EQUITY


                                               September 30,    December 31,
                                                  2003              2002
                                                (Unaudited)
CURRENT LIABILITIES

 Accounts payable                               $   161,986     $    123,704
 Accrued expenses                                    11,285           11,924
 Short term lines of credit                               -          103,049
                                                -----------     ------------
  Total Current Liabilities                         173,271          238,677
                                                -----------     ------------
NON-CURRENT LIABILITIES

 Long term line of credit                           269,011          167,541
                                                -----------     ------------
  Total Non-Current Liabilities                     269,011          167,541
                                                -----------     ------------
  Total Liabilities                                 442,282          406,218
                                                -----------     ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY

 Common stock, $1.00 par value, authorized
  1,000,000 shares; 10,000 shares issued and
  outstanding                                        10,000           10,000
 Retained earnings                                  220,968          161,637
                                                -----------     ------------
  Total Shareholder's Equity                        230,968          171,637
                                                -----------     ------------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY    $   673,250     $    577,855
                                                ===========     ============

The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                      Statements of Operations
                            (Unaudited)


                          For the Three Months Ended For the Nine Months Ended
                                 September 30,             September 30,
                           2003           2002         2003              2002
REVENUES                  $   467,424  $   457,067   $  1,425,762 $ 1,351,409

COST OF GOODS SOLD            272,510      254,829        854,396     777,057
                          -----------  -----------   ------------ -----------
GROSS PROFIT                  194,914      202,238        571,366     574,352
                          -----------  -----------   ------------ -----------
OPERATING EXPENSES

  Salaries and wages           78,233       70,137        230,007     206,653
  Payroll taxes                 6,386        5,920         19,644      15,780
  Rent expense                 19,116       18,870         56,596      55,683
  General and
  administrative expense       57,346       35,374         93,526     116,059
                          -----------  -----------   ------------ -----------
  Total Operating
   Expenses                   161,081      130,301        399,773     394,175
                          -----------  -----------   ------------ -----------
  OPERATING INCOME             33,833       71,937        171,593     180,177

                          -----------  -----------   ------------ -----------
OTHER EXPENSES

 Interest expense              (3,194)      (1,780)       (11,262)    (12,069)
                          -----------  -----------   ------------ -----------
  Total Other Expenses         (3,194)      (1,780)       (11,262)    (12,069)
                          -----------  -----------   ------------ -----------
  NET INCOME              $    30,639  $    70,157   $    160,331 $   168,108
                          ===========  ===========   ============ ===========

The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                 Statements of Shareholder's Equity

                                         Common Stock          Retained
                                      Shares       Amount       Earnings
Balances, December 31, 2001         $    10,000   $  10,000    $   83,619

Distributions to sole shareholder             -           -       (63,000)

Net income for the year ended
  December 31, 2002                           -           -       141,018
                                    -----------   ---------    ----------
Balances, December 31, 2002              10,000      10,000       161,637

Distributions to sole
  shareholder (unaudited)                     -           -      (101,000)

Net income for the nine months
  ended September 30, 2003
  (unaudited)                                 -           -       160,331
                                    -----------   ---------    ----------
Balances, September 30, 2003
  (unaudited)                            10,000   $  10,000    $  220,968
                                    ===========   =========    ==========

The accompanying notes are an integral part of these financial statements.

                      REFLECT SCIENTIFIC, INC.
                      Statements of Cash Flows
                            (Unaudited)

                                                       For the
                                                  Nine Months Ended
                                                    September 30,
                                                  2003              2002
CASH FLOWS FROM OPERATING ACTIVITIES

 Net income                                      $    160,331  $    168,108
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation                                          1,776           423
  Amortization of capitalized loan costs                  630         2,183
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable          (93,967)       49,635
  (Increase) in prepaid expenses                        6,124             -
  (Increase) decrease in inventory                      5,988       (92,776)
  Decrease in deposits                                      -         1,884
  Increase (decrease) in accounts payable and
  accrued expenses                                     37,643       (60,095)
                                                 ------------  ------------
   Net Cash Provided by Operating Activities          118,525        69,362
                                                 ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES

 Purchases of fixed assets                               (450)            -
                                                 ------------  ------------
   Net Cash Used by Investing Activities                 (450)            -
                                                 ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES

 Payments on short term lines of credit              (103,049)       (5,609)
 Payments on note payable                                   -       (47,054)
 Proceeds from long term line of credit               101,470       101,664
 Capitalized loan costs                                     -        (7,000)
 Distributions to sole shareholder                   (101,000)      (63,000)
                                                 ------------  ------------
   Net Cash Used by Financing Activities             (102,579)      (20,999)
                                                 ------------  ------------
NET INCREASE IN CASH                                   15,496        48,363

CASH AT BEGINNING OF PERIOD                           115,644        62,049
                                                 ------------  ------------
CASH AT END OF PERIOD                            $    131,140  $    110,412
                                                 ============  ============
NON-CASH INVESTING AND FINANCING ACTIVITIES:

 Cash Paid For:

  Interest                                       $     11,380  $     13,876
  Income taxes                                   $          -  $          -

The accompanying notes are an integral part of these financial statements.

                     REFLECT SCIENTIFIC, INC.
                 Notes to the Financial Statements
              September 30, 2003 and December 31, 2002


NOTE 1 -  BASIS OF FINANCIAL STATEMENT PRESENTATION

 The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to accounting principals generally accepted in the United States of America. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2002 financial statements. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

          (b)  Pro Forma Financial Information.

             Pro forma financial statements are deemed to be not material.

          (c) Exhibits.

          2.1     Agreement and Plan of Reorganization

                         Exhibit A-     Reflect Stockholders
                         Exhibit B-     Cole Financial Statements
                         Exhibit B-1    Cole Financial Statements
                         Exhibit C-     Exceptions to Cole Financial
                                        Statements
                         Exhibit D-     Reflect Financial Statements
                         Exhibit E-     Exceptions to Reflect Financial
                                  Statements
                         Exhibit F-     Investment Letter
                         Exhibit G-     Cole Compliance Certificate
                         Exhibit H-     Reflect Compliance Certificate

           3.1 Certificate of Amendment authorizing the Board of Directors to effect a reverse or forward split and to change the name of the Registrant without further stockholder approval.

           3.2     Certificate of Amendment for Name Change.

          16.1     Letter of Mantyla, McReynolds


Item 8.   Change in Fiscal Year.
          ----------------------

     None; not applicable.

Item 9.   Regulation FD Disclosure.
          -------------------------

     See the Press Release that was distributed on December 31, 2003, and filed on Form 8-K Current Report dated December 31, 2003, and filed with the Securities and Exchange Commission on December 31, 2003.






                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Reflect Scientific, Inc.

DATED: 01/15/03                          /s/ Kim Boyce
       ------------------                ----------------------------
                                         Kim Boyce
                                         President and Director